Exhibit 23-b

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18309 and Form S-8 No. 333-167406) pertaining to the Nordson Employees’ Savings Trust Plan of our report dated June 22, 2012, with respect to the financial statements and supplemental schedules of the Nordson Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 22, 2012